Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com


 Global Entertainment Corporation Expects Its Common Stock To Commence Trading
             On American Stock Exchange(R)Monday, January 23, 2006

PHOENIX,  ARIZONA, JANUARY 17, 2006 -- GLOBAL ENTERTAINMENT  CORPORATION (OTCBB:
GECO) - a company engaged in sports management, arena and related real estate development, facility and venue management, and marketing, venue ticketing and brand licensing, announced today that its common stock listing application has been approved by the American Stock Exchange (Amex(R)) and that it expects its common stock to commence trading on Monday, January 23, 2006. The common stock will trade under the symbol "GEE". This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Amex exchange, and may be rescinded if the Company is not in compliance with such standards.

"The transition from the Over-The-Counter Bulletin Board to the American Stock Exchange is another important step for our Company and for our shareholders," stated James Treliving, chairman of the board of Global Entertainment Corporation.

Rick Kozuback, president and chief executive officer said, "Obtaining the listing on the Amex is another exciting milestone in the growth and development of our Company as we continue to build a national presence. We believe the Amex listing will increase our visibility and provide added credibility within the financial community, benefits we feel can contribute to an increase in our shareholder value."

ABOUT GLOBAL ENTERTAINMENT CORPORATION

Global Entertainment Corporation is an integrated event and entertainment company focused on mid-size communities, that is engaged, through its five wholly owned subsidiaries, in sports management, arena and related real estate development, facility and venue management, and marketing, venue ticketing and brand licensing. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in eight states. INTERNATIONAL COLISEUMS COMPANY

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Global Entertainment Corporation Expects Its Common Stock To Commence Trading
On American Stock Exchange Monday, January 23, 2006
January 17, 2006
Page 2


serves  as  project  manager  for  arena  development  and  is  responsible  for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

Visit our web sites:

www.globalentertainment2000.com   www.centralhockeyleague.com  www.coliseums.com
        www.GetTix.net                   www.Cragar.com

ABOUT THE AMERICAN STOCK EXCHANGE

The American Stock Exchange(R) (Amex(R)) is the only primary exchange that offers trading across a full range of equities, options and exchange traded funds (ETFs), including structured products and HOLDRS(SM). In addition to its role as a national equities market, the Amex is the pioneer of the ETF, responsible for bringing the first domestic product to market in 1993. Leading the industry in ETF listings, the Amex lists 164 ETFs to date. The Amex is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks. For more information, you can visit http://www.amex.com.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2005, as filed with the Securities and Exchange Commission.


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